EXHIBIT 10.2
AMENDED & RESTATED
CITIZENS FINANCIAL GROUP, INC.
2014 OMNIBUS INCENTIVE PLAN

Amended & Restated Effective as of April 25, 2024
Section 1.Purpose. The purpose of the Amended & Restated Citizens Financial Group, Inc. 2014 Omnibus Incentive Plan (the “Plan”) is to attract, retain, and motivate employees and other individuals performing services to the Company to contribute to the long-term success of Citizens Financial Group, Inc. (together with its subsidiaries and any and all successor entities, the “Company”), thereby furthering the best interests of the Company and its shareholders. The Citizens Financial Group, Inc. 2014 Omnibus Incentive Plan was originally effective as of September 29, 2014 upon our initial public offering and was subsequently amended and restated on June 23, 2016 and June 20, 2019 (the “Pre-Restatement Plan”). The Plan is being further amended and restated, subject to and effective upon approval by the Company’s shareholders. The number of Shares to be reserved under the Plan is specified under Section 5(a) of the Plan. Upon the Effective Date of the Plan, any Shares reserved for issuance under the Pre-Restatement Plan in excess of the amount reserved under the Plan that are not subject to outstanding awards will be returned to unallocated shares, and will not be available for future grants under the Plan. Any Awards issued prior to the Effective Date of the Plan will continue to be governed by the terms of the Pre-Restatement Plan in effect when the applicable Awards were granted.
Section 2.Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
(a)“Affiliate” means (i) the Company’s parents, subsidiaries, affiliates or their respective successors, (ii) any entity that, directly or indirectly, is controlled by the Company, and (iii) any other company which the Board determines should be treated as an “Affiliate.”
(b)“Applicable Law” means the laws, rules, regulations and other requirements related to or implicated by the administration of the Plan under applicable state corporate law; United States federal and state securities laws, including the Exchange Act; the Code; the Dodd-Frank Act; United States federal and state banking laws; any rules of stock exchange or quotation system on which the Shares are listed or quoted; any banking law regulations, including rules, regulations and guidance from the Federal Reserve Board; any other applicable rules, regulations or guidance promulgated by an administrative agency or commission or other governmental authority; and the applicable laws and regulations of any foreign country or jurisdiction where Participants provide services or where Awards are granted under the Plan.
(c)“Award” means any Option, SAR, Restricted Stock, RSU, Performance Award, Other Cash-Based Award or Other Share-Based Award granted under the Plan.
(d)“Award Agreement” means any agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.
(e)“Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
(f)“Beneficiary” means a Person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. If no such Person can be named or is named by the Participant, or if no Beneficiary designated by such Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

(g)“Board” means the board of directors of the Company.
(h)“Change of Control” means the occurrence of any one or more of the following events, except as otherwise provided in the Participant’s Award Agreement:
(i) any Person, other than an employee benefit plan or trust maintained by the Company, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors;
(ii) at any time during a period of 12 consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, cease for any reason to constitute a majority of members of the Board; or
(iii) the consummation of (A) a merger or consolidation of the Company with any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least 50% of the combined voting power and total fair market value of the securities of the Company or such surviving entity or parent outstanding immediately after such merger or consolidation, or (B) any sale, lease, exchange or other transfer to any Person of assets of the Company, in one transaction or a series of related transactions, having an aggregate fair market value of more than 50% of the fair market value of the Company and its subsidiaries (the “Company Value”) immediately prior to such transaction(s), but only to the extent that, in connection with such transaction(s) or within a reasonable period thereafter, the Company’s shareholders receive distributions of cash and/or assets having a fair market value that is greater than 50% of the Company Value immediately prior to such transaction(s).
Notwithstanding the foregoing or any provision of any Award Agreement to the contrary, for any Award that provides for accelerated distribution on a Change of Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code and the regulations thereunder), if the event that constitutes such Change of Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change of Control but instead shall vest as of the date of such Change of Control and shall be paid on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring interest or additional tax under Section 409A of the Code.
(i)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.
(j)“Committee” means the compensation committee of the Board unless another committee is designated by the Board. If there is no compensation committee of the Board and the Board does not designate another committee, references herein to the “Committee” shall refer to the Board.
(k)“Consultant” means any individual, including an advisor, who is providing services to the Company or any Subsidiary, other than as an Employee or non-employee Director, or who has accepted an offer of service or consultancy from the Company or any Subsidiary.
(l)“Director” means any member of the Company’s Board.

(m)“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Dodd-Frank Act shall include any successor provision thereto.
(n)“Effective Date” means April 25, 2024, subject to approval of the Plan by the Company’s shareholders.
(o)“Employee” means any individual, including any officer, employed by the Company or any Subsidiary or any prospective employee or officer who has accepted an offer of employment from the Company or any Subsidiary, with the status of employment determined based upon such factors as are deemed appropriate by the Committee in its discretion, subject to any requirements of the Code or Applicable Law.
(p)“Employment Agreement” means any employment, severance, consulting or similar agreement (including any offer letter) between the Company or any Subsidiary and the Participant.
(q)“Exercise Price” means the Fair Market Value of a Share on the date of grant of a SAR or Option, or such other value as determined by the Committee pursuant to Applicable Law.
(r)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.
(s)“Fair Market Value” means (i) with respect to Shares, the closing price of a Share on the applicable day (or, if there is no reported sale on such applicable day, on the last preceding date on which any reported sale occurred), on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, fair market value of a Share as determined by the Committee, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
(t)“Incentive Stock Option” means an Option representing the right to purchase Shares from the Company, granted pursuant to the provisions of Section 6, that meets the requirements of Section 422 of the Code.
(u)“Intrinsic Value” with respect to an Option or SAR Award means (i) the excess, if any, of the price or implied price per Share in a Change of Control or other event over (ii) the Exercise Price of such Award multiplied by (iii) the number of Shares covered by such Award.
(v)“Non-Qualified Stock Option” means an Option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that is not an Incentive Stock Option.
(w)“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
(x)“Other Cash-Based Award” means a cash Award granted pursuant to Section 10, including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.
(y)“Other Share-Based Award” means an Award granted pursuant to Section 10 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee.

(z)“Participant” means the recipient of an Award granted under the Plan.
(aa)“Performance Award” means an Award granted pursuant to Section 9.
(ab)“Performance Period” means the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are measured.
(ac)“Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 13(d) thereof.
(ad)“Restricted Stock” means any Share granted pursuant to Section 8.
(ae)“RSU” means a contractual right granted pursuant to Section 8 that is denominated in Shares. Each RSU represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof. Awards of RSUs may include the right to receive dividend equivalents.
(af)“SAR” means any right granted pursuant to Section 7 to receive upon exercise by the Participant or settlement, in cash, Shares or a combination thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the Exercise Price of the right on the date of grant, or if granted in connection with an Option, on the date of grant of the Option.
(ag)“SEC” means the Securities and Exchange Commission.
(ah)0“Shares” means shares of the Company’s common stock, $0.01 par value per Share.
(ai)“Subsidiary” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company, directly or indirectly, has a significant equity interest, in each case as determined by the Committee and (iii) any other company which the Committee determines should be treated as a “Subsidiary.”
(aj)“Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines.
(ak)“Ten Percent Shareholder” means a Person owning Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries.
(al)“Termination of Service” means (a) a termination of employment (for reasons other than a military or approved personal leave of absence) of a Participant from the Company and a Subsidiary; or (b) when an entity that is employing a Participant ceases to be a Subsidiary, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Subsidiary at the time the entity ceases to be a Subsidiary. In the event that an Employee becomes a Consultant upon the termination of his or her employment, unless otherwise determined by the Committee, no Termination of Service shall be deemed to occur until such time as such Employee or Consultant is no longer eligible to participate in the Plan. Notwithstanding the foregoing, the Committee may otherwise define Termination of Service in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Service thereafter.

Section 3.Eligibility.
(a)Any Employee, Consultant or any other individual who provides services to the Company or any Subsidiary shall be eligible to be selected to receive an Award under the Plan, to the extent an offer of an Award or a receipt of such Award is permitted by Applicable Law or accounting rules and regulations.
(b)Holders of options and other types of awards granted by a company acquired by the Company or with which the Company combines may be eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable regulations of any stock exchange on which the Company is listed.
Section 4.Administration.
(a)Administration of the Plan. The Plan shall be administered by the Committee, which shall be appointed by the Board. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders, Participants and any Beneficiaries thereof. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.
(b)Composition of Committee. To the extent necessary or desirable to comply with Applicable Law and other applicable regulatory regimes, any action by the Committee shall require the approval of Committee members who are (i) independent, within the meaning of and to the extent required by applicable rulings and interpretations of the applicable stock market or exchange on which the Shares are quoted or traded; (ii) a non-employee Director within the meaning of Rule 16b-3 under the Exchange Act; and (iii) an outside Director pursuant to Section 162(m) of the Code. The Board may designate one or more Directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. To the extent permitted by Applicable Law, including under Section 157(c) of the Delaware General Corporation Law, the Committee may delegate to one or more officers of the Company the authority to grant Options and SARs or other Awards in the form of Share rights, except that such delegation shall not be applicable to any Award for a Person then covered by Section 16 of the Exchange Act, and the Committee may delegate to one or more committees of the Board (which may consist of solely one Director) the authority to grant all types of Awards, in accordance with Applicable Law.
(c)Authority of Committee. Subject to the terms of the Plan and Applicable Law, the Committee (or its delegate) shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) amend terms or conditions of any outstanding Awards or portion thereof, including without limitation, to accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised; (viii) correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect; (ix) interpret and administer the Plan and all Award Agreements, including any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with Applicable Law or accounting rules and regulations; and (xi) make any other determination and take any other action that the

Committee deems necessary or desirable for the administration of the Plan and due compliance with Applicable Law or accounting rules and regulations. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.
Section 5.Shares Available for Awards.
(a)Subject to adjustment as provided in Section 5(c) and except for Substitute Awards, the maximum number of Shares available for issuance under the Plan shall not exceed in the aggregate 13,000,000 Shares.
(b)If any Award is forfeited, expires, terminates, otherwise lapses or is settled for cash, in whole or in part, without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or lapsed Award if any, shall again be available for grant under the Plan. For the avoidance of doubt, the following Shares will not again become available for issuance under the Plan: (i) any Shares withheld in respect of taxes relating to any Award; (ii) any Shares tendered or withheld to pay the Exercise Price of Options; (iii) any Shares not issued or delivered as a result of the net settlement of SARs; or (iv) Shares repurchased by the Company on the open market with the cash proceeds from the exercise of Options.
(c)In the event that the Committee determines that, as a result of any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to compliance with Section 409A of the Code, adjust equitably (including, without limitation, by payment of cash) any or all of:
(i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limit specified in Section 5(a) and the individual limits specified in Section 5(e);
(ii) the number and type of Shares (or other securities) subject to outstanding Awards; and
(iii) the grant, purchase, or Exercise Price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award;
provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
(d)     Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.
(e)     The following limits shall apply to the amount that may be awarded to any Participant during any calendar year, subject to adjustment as provided in Section 5(c): (i) Options and SARs that relate to no more than 1,000,000 Shares; (ii) Restricted Stock and RSUs that relate to no more than 1,000,000 Shares; (iii) Share-based Performance Awards and Other Share-Based Awards that relate to no more than 1,000,000 Shares; (iv) cash awards that relate to no more than $15,000,000; and (v) cash-based Performance Awards that relate to no more than $15,000,000.

Section 6.Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)    The Exercise Price per Share under an Option shall be determined by the Committee at the time of grant; provided, however, that, except in the case of Substitute Awards, and subject to Section 6(f), such Exercise Price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.
(b)     The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option; provided that the Committee may (but shall not be required to) provide in an Award Agreement for an extension of such 10-year term in the event the exercise of the Option would be prohibited by law on the expiration date.
(c)    Subject to the terms of the Plan, the Committee shall determine the time or times at which an Option becomes vested and exercisable in whole or in part, and such vesting and exercise information shall be set forth in a Participant’s electronic account hosted by the stock plan administrator.
(d)     The Committee shall determine the method or methods by which payment of the Exercise Price of an Option may be made or deemed to have been made, and such form or forms may include cash, Shares, other Awards, other property, net settlement, broker assisted cashless exercise or any combination thereof, having a Fair Market Value on the exercise date equal to the Exercise Price of the Shares as to which the Option shall be exercised, in which payment of the Exercise Price with respect thereto may be made or deemed to have been made.
(e)    No grant of Options may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on Options.
(f)     The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Incentive Stock Options may be granted only to employees of the Company or of a parent or subsidiary corporation (as defined in Section 424(a) of the Code). Notwithstanding any designation as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of Shares subject to a Participant’s Incentive Stock Options that become exercisable for the first time during any calendar year exceeds $100,000, such excess Options shall be treated as Non-Qualified Stock Options with no further action taken or required to be taken by the Participant, the Company, the Board, or the Committee. For purposes of the foregoing, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant. No Incentive Stock Options may be issued more than ten years following the earlier of (i) the date of adoption of this Plan by the Board or (ii) the date of approval of this Plan by the Company’s shareholders. In the case of a Ten Percent Shareholder, the Exercise Price per Share under an Incentive Stock Option shall not be less than 110% of the Fair Market Value on the date of grant of such Incentive Stock Option and the term of such Incentive Stock Option shall not exceed five years from the date of grant of such Incentive Stock Option.
(g)     Stock Options shall not provide for the grant of the same number of Options as the number of shares used to pay for the Exercise Price of Options or Shares used to pay withholding taxes (i.e., “reloads”).
Section 7.Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)     SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.
(b)     The Exercise Price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such Exercise Price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.
(c)     The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR.
(d)     Subject to Section 12(i), the Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.
(e)     Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the Exercise Price of such SAR. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee.
(f)     No grant of SARs may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such SARs.
Section 8.Restricted Stock and RSUs. The Committee is authorized to grant Awards of Restricted Stock and RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)     Subject to Section 12(i), a Participant’s electronic account hosted by the stock plan administrator shall specify the vesting schedule and, with respect to RSUs, the delivery schedule (which may include deferred delivery later than the vesting date). Shares of Restricted Stock and RSUs shall be subject to the rights and restrictions set forth in the applicable Award Agreement as the Committee may deem appropriate.
(b)     The Committee shall specify in the applicable Award Agreement that any or all dividends, dividend equivalents or other distributions, as applicable, paid on Awards of Restricted Stock or RSUs prior to vesting or settlement, as applicable, be paid either in cash or in additional Shares and shall provide that such amounts will only be distributed if the related Restricted Stock or RSUs become vested or settled, as applicable; provided, further, that dividends, dividend equivalents or other distributions, as applicable, on Awards of Restricted Stock and RSUs with restrictions that lapse as a result of the achievement of performance conditions shall be deferred until and paid contingent upon the achievement of the applicable performance conditions.
(c)     Any Share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.
(d)     The Committee may provide in an Award Agreement that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company and the applicable Internal Revenue Service office.

(e)     The Committee may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any RSU Award may be made.
Section 9.Performance Awards. The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)     Performance Awards may be denominated as a cash amount, number of Shares or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, which may include quantitative performance conditions and/or qualitative performance conditions, as determined in the Committee’s discretion. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, and the amount of any Performance Award granted shall be determined by the Committee.
(b)     Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments, or specific individuals, may be based on a ratio or separate calculation of any performance criteria and may be made relative to an index or one or more of the performance goals themselves. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices, subject to Applicable Law. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. Performance measures may vary from Performance Award to Performance Award and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of any Applicable Law or accounting rules and regulations.
(c)     Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined in the discretion of the Committee. The Committee shall specify the circumstances in which, and the extent to which, Performance Awards shall be paid or forfeited in the event of a Participant’s Termination of Service.
(d)     The Committee shall specify in the applicable Award Agreement whether the Performance Award entitles the participant to receive dividends, dividend equivalents, or other distributions. If so, the Committee shall specify in the applicable Award Agreement that any or all dividends, dividend equivalents or other distributions, as applicable, be paid either in cash or in additional Shares and must provide that such dividends or dividend equivalents will only be distributed if the related Performance Awards vests or is settled, as applicable; provided, further, that any dividends, dividend equivalents or other distributions, as applicable, shall be deferred until and paid contingent upon the achievement of the applicable performance conditions.
(e)     Performance Awards shall be settled only after the end of the relevant Performance Period. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.

Section 10.Other Cash-Based Awards and Other Share-Based Awards. The Committee is authorized, subject to the limitations of the Plan and Applicable Law, to grant to Participants Other Cash-Based Awards (either independently or as an element of or supplement to any other Award under the Plan) and Other Share-Based Awards. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, as the Committee shall determine; provided that, in each case, the purchase price therefore shall not be less than the Fair Market Value of such Shares on the date of grant of such right.
Section 11.Effect of Termination of Service or a Change of Control on Awards.
(a)    The Committee may provide, by rule or regulation or in any applicable Award Agreement, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of the Participant’s Termination of Service prior to the end of a Performance Period or vesting, exercise or settlement of such Award.
(b)     In the event of a Change of Control, except as otherwise provided in an Award Agreement, the Committee may provide for: (i) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving corporation) or by the surviving corporation or its parent; (ii) substitution by the surviving corporation or its parent of awards with substantially the same terms and value for such outstanding Awards (in the case of an Option or SAR Award, the Intrinsic Value at grant of such Substitute Award shall equal the Intrinsic Value of the Award); (iii) acceleration of the vesting (including the lapse of any restrictions, with any performance criteria or other performance conditions deemed met at target) or right to exercise such outstanding Awards immediately prior to or as of the date of the Change of Control, and the expiration of such outstanding Awards to the extent not timely exercised by the date of the Change of Control or other date thereafter designated by the Committee; or (iv) in the case of an Option or SAR Award, cancellation in consideration of a payment in cash or other consideration to the Participant who holds such Award in an amount equal to the Intrinsic Value of such Award (which may be equal to but not less than zero), which, if in excess of zero, shall be payable upon the effective date of such Change of Control.
(c)     For the avoidance of doubt, in the event of a Change of Control, the Committee may, in its sole discretion, terminate any Option or SAR Awards for which the Exercise Price is equal to or exceeds the per Share value of the consideration to be paid in the Change of Control transaction without payment of consideration therefor.
Section 12.General Provisions Applicable to Awards.
(a)    Awards shall be granted for such cash or other consideration, if any, as the Committee determines; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by Applicable Law.
(b)     Subject to the terms herein, Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(c)     Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee and Applicable Law. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.
(d)     Except as may be permitted by the Committee (except with respect to Incentive Stock Options) or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 12(e) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under Applicable Law, by such Participant’s guardian or legal representative. The provisions of this Section 12(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.
(e)     Participant may designate a Beneficiary or change a previous Beneficiary designation only at such times as prescribed by the Committee, in its sole discretion, and only by using forms and following procedures approved or accepted by the Committee for that purpose.
(f)     All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or Applicable Law (including the rules, regulations and other requirements of the SEC, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws), and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(g)     The Committee may impose restrictions on any Award with respect to non-competition, non-solicitation, confidentiality and other restrictive covenants as it deems necessary or appropriate in its sole discretion.
(h)      The Board shall have the power to impose such additional terms, provisions and restrictions with respect to any Award as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of the Plan and any Applicable Law.
(i)      Except as otherwise provided herein, each Award shall have a minimum vesting period, as applicable, of one year from the date of grant; provided, however, that the Committee may provide for earlier vesting upon a Participant’s Termination of Service by reason of death or disability, or a Change of Control (as defined in Section 2(h)).  Notwithstanding any provision herein to the contrary, 5% of the maximum number of Shares available for issuance under the Plan shall not be subject to the minimum vesting period described in the preceding sentence.
Section 13.Amendments and Terminations.
(a)    Amendment or Termination of the Plan. Except to the extent prohibited by Applicable Law and unless otherwise expressly provided in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by Applicable Law (including the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded) or (ii) subject to Section 5(c) and Section 11, the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with Applicable Law or accounting rules and regulations or (y) to impose any “clawback” or recoupment provisions on any Awards in accordance with Section 17. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan, or create sub-plans, in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

(b)     Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award shall terminate immediately prior to the consummation of such action, unless otherwise determined by the Committee.
(c)     Terms of Awards. Notwithstanding anything to the contrary contained in any other provisions of this Plan, the Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 5(c) and Section 11, no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (i) to the extent any such action is made to cause the Plan to comply with Applicable Law or accounting rules and regulations, or (ii) to impose any “clawback” or recoupment provisions on any Awards in accordance with Section 17. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(c)) affecting the Company, or the financial statements of the Company, or of changes in Applicable Law or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(d)     No Repricing. Notwithstanding the foregoing, except as provided in Section 5(c), no action shall directly or indirectly, through cancellation and exchange for cash or other Awards, regrant, or any other method, reduce, or have the effect of reducing, Exercise Price of any Award established at the time of grant thereof without approval of the Company’s shareholders.
Section 14.Miscellaneous.
(a)    No Employee, Consultant, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award and does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
(b)     The grant of an Award does not, and shall not be construed as, giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Subsidiary. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.
(c)     Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(d)     The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of any Shares or the payment of any cash thereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any statutorily required withholding obligation with regard to any Participant may be satisfied, by reducing the number of Shares otherwise deliverable or by delivering Shares already owned. The Company may round up to a whole number of Shares required to satisfy required withholding obligations, in which case the value of the fractional share representing the value over withheld shall be paid in cash to the Participant.
(e)     If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any Applicable Law, such provision shall be construed or deemed amended to conform to Applicable Law, or if it cannot be so construed or deemed amended without, in the sole determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.
(f)     Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
(g)     No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(h)     Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued Shares are issued under the Plan, such Shares shall not be issued for a consideration that is less than permitted under applicable law.
Section 15.Effective Date of the Plan. The Plan shall be effective as of April 25, 2024, subject to approval of the Plan by the Company’s shareholders.
Section 16.Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) the tenth-year anniversary of the Effective Date; (ii) the maximum number of Shares available for issuance under the Plan have been issued; or (iii) the Board terminates the Plan in accordance with Section 13(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.
Section 17.Cancellation or “Clawback” of Awards. The Committee, or a delegate thereof, shall have full authority to enforce the Citizens Financial Group, Inc. Clawback Policy (the “Clawback Policy”) with respect to any Award to which the Clawback Policy applies as well as to enforce any additional Company policy or arrangement requiring clawback or forfeiture of Awards granted under this Plan, including as a result of the Accountability Review Panel Procedure, or as otherwise required under Applicable Law. For the sake of clarity, such enforcement may require the forfeiture of unvested awards or in the case of clawback, the cancellation or reimbursement of any Awards granted to a Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.
Section 18.Section 409A of the Code. Although the Company does not guarantee to a Participant the particular tax treatment of any Award, the Plan and all Awards thereunder are intended to comply with or be exempt from the requirements of Section 409A of the Code and the regulations thereunder, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything else in the Plan, if the Board or Committee considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and the amount thereunder is “deferred compensation” subject to Section 409A of the Code, any distribution that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment and if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.
Section 19.Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 11.
Section 20.Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof, except to the extent Delaware law is preempted by federal law.
Section 21.Dispute Resolution.
(a)Except as provided in the last sentence of this paragraph to the fullest extent permitted by law, the Company and each Participant agree to waive their rights to seek remedies in court, including but not limited to rights to a trial by jury. Each Participant hereby irrevocably waives the right to initiate or participate in any class or collective action with respect to any claim against the Company or any of its affiliates arising out of, relating to or in connection with this Plan. The Company and each Participant agree that any dispute between or among them and/or their affiliates arising out of, relating to or in connection with this Plan will be resolved in accordance with a confidential two-step dispute resolution procedure involving: (a) Step One: non-binding mediation, and (b) Step Two: binding arbitration under the Federal Arbitration Act, 9 U.S.C. § 1, et. seq., or state law, whichever is applicable. Any such mediation or arbitration hereunder shall be under the auspices of the American Arbitration Association (“AAA”) pursuant to its then current AAA Employment Arbitration Rules. No arbitration shall be initiated or take place with respect to a given dispute if the parties have successfully achieved a mutually agreed to resolution of the dispute as a result of the Step One mediation. The mediation session(s) and, if necessary, the arbitration hearing shall be held in the city/location selected by the Company in its sole discretion. The arbitration (if the dispute is not resolved by mediation) will be conducted by a single AAA arbitrator, selected by the Company in its sole discretion. Any award rendered by the arbitrator, including with respect to responsibility for AAA charges (including the costs of the mediator and arbitrator), will be final and binding, and judgment may be entered on it in any court of competent jurisdiction. In the unlikely event the AAA refuses to accept jurisdiction over a dispute, the Company and each Grantee agree to submit to JAMS mediation and arbitration applying the JAMS equivalent of the AAA Employment Arbitration Rules. If AAA and JAMS refuse to accept jurisdiction, the parties may litigate in a court of competent jurisdiction.
(b)If the Company concludes that, but for this provision multiple single plaintiff arbitration claims filed could have been brought as a class and/or collective action in state or federal court, and AAA’s combined administrative fees for those cases exceed $50,000, then the Company shall have the right to forego the use of AAA. In that event, the parties shall meet and confer to select a mutually agreeable arbitrator. If the parties are unable to agree upon an arbitrator, then each party shall select five (5) arbitrators to place on a list. Arbitrators placed on the list must be licensed to practice law in any state (or have previously been licensed and have always been and remain in good standing with their respective bar associations) and who have previously served as a neutral arbitrator for at least one dispute involving an employment matter. Each side shall alternate in striking an arbitrator from the list, with the last remaining arbitrator selected to adjudicate the matter. The parties shall mutually agree or flip a coin to determine which party strikes first. Should the selected arbitrator have a conflict or otherwise refuse or be unable to serve, the arbitrator struck immediately prior shall serve as the arbitrator. The AAA Employment Arbitration Rules shall continue to apply to the greatest extent possible to the arbitration.